Exhibit 7.2
                          TARGET SHAREHOLDERS AGREEMENT

      THIS TARGET SHAREHOLDERS AGREEMENT ("Agreement") is made effective as of the 26th day of October, 2001 by and among Flotek Industries, Inc., an Alberta, Canada corporation ("Acquiror"), and each of the undersigned shareholders (the "Shareholders") of Chemical & Equipment Specialties, Inc., an Oklahoma corporation ("Target"), with reference to the following circumstances:

                                    RECITALS

     A. Target and Acquiror have entered into an Agreement and Plan of Reorganization of even date herewith (the "Reorganization Agreement"), providing for the merger of a subsidiary of Acquiror with and into Target (the "Merger"); and

     B. As a condition to Acquiror's execution of the Reorganization Agreement, the Shareholders have agreed to make certain representations, warranties and covenants set forth herein.

                                    AGREEMENT

     NOW, THEREFORE, in consideration of the covenants and agreements contained herein, and other good and valuable consideration, the parties agree as follows:

     1. REPRESENTATIONS AND WARRANTIES OF EACH SHAREHOLDERS. As a material inducement to Acquiror to enter into the Reorganization Agreement and to consummate the transactions contemplated thereby, each of the Shareholders, severally and not jointly, represents and warrants to Acquiror and Target, as of the date of this Agreement and as of the Merger Closing under the Reorganization Agreement, as follows:

     1.1 Authority; Power; Binding Effect on Shareholder. Such Shareholder has the requisite right, power, authority and capacity to execute and deliver this Agreement and to make the representations and warranties of such Shareholder herein and to perform such Shareholder's obligations hereunder. The execution, delivery and performance of this Agreement by such Shareholder has been authorized by all necessary action on the part of such Shareholder and no other proceedings (corporate or other) on the part of such Shareholder are necessary to authorize the execution, delivery and performance of this Agreement. This Agreement has been duly executed and delivered by such Shareholder and, assuming the due execution and delivery of this Agreement by Acquiror, constitutes the legal, valid and binding obligation of such Shareholder enforceable against such Shareholder in accordance with its terms and conditions.

     1.2 Ownership by Shareholder of Acquiror Common Stock. Such Shareholder is the lawful record and beneficial owner of the number of shares of common stock, par value $0.01 per share, of Target ("Target Common Stock") set forth opposite such Shareholder's name on Exhibit "A" attached hereto, free and clear of any lien, claim or encumbrance (except as set forth hereto). Except as indicated on Exhibit "A" attached hereto, such Shareholder holds no options, warrants, calls, conversion or other rights, or any agreements or commitments of any nature which obligate Target or any subsidiary of Target to issue any additional shares of capital stock or any securities convertible into or exchangeable for any such shares of capital stock.

      1.3  Securities Laws Matters.
           -----------------------

           (a) Such Shareholder is either an accredited investor and/or has such knowledge and experience in financial and business matters that such Shareholder is capable of evaluating the merits and risks of an investment in the common stock of Acquiror ("Acquiror Common Stock") and has had the opportunity to obtain advice from professional advisors, including attorneys and accountants, with respect to all aspects of the transactions contemplated herein and the ownership of Acquiror Common Stock, including the impact of all relevant securities and tax laws thereon;

           (b) Such Shareholder has been furnished by Acquiror with a copy of Acquiror's Annual Report on Form 10-K for the year ended February 28, 2001 as filed with the Securities and Exchange Commission (the "Commission");

           (c) Such Shareholder: (i) is either an officer or director of Target or is familiar with the financial condition and business prospects of Target; (ii) has received copies of the financial statements of Target for the six months ended June 30, 2001; and (iii) has had access to such other information concerning Target and Acquiror as such Shareholder has reasonably requested;

           (d) Such Shareholder acknowledges that the Acquiror Common Stock to be acquired by him in connection with the Reorganization Agreement as a result of the Merger has not been registered under the Securities Act of 1993, as amended (the "Securities Act"), or the securities laws of any state, that the Acquiror Common Stock is being acquired for investment purposes and not with a view to distribution or resale, nor with the intention of selling, transferring or otherwise disposing of all or any part of such Acquiror Common Stock for any particular price, or at any particular time, or upon the happening of any particular event or circumstance, except selling, transferring, or disposing of said Acquiror Common Stock in full compliance with all applicable provisions of the Securities Act, the rules and regulations promulgated thereunder, and applicable state securities laws; and that, in addition to certain restrictions set forth in Section 2 hereof, such shares must be held indefinitely unless they are subsequently registered under the Securities Act and applicable state securities laws or an exemption from such registration is available;

           (e) Such Shareholder has had the opportunity to ask questions of, and receive answers from, Target and Acquiror concerning the terms and conditions of the Reorganization Agreement transactions contemplated thereby and to obtain any additional information reasonably necessary to verify the accuracy of the information referred to in subsections (b) and
      (c) above. Each question which such Shareholder has asked has been answered, each document concerning Acquiror and Target which such Shareholder has reasonably requested has been furnished and there is no further information concerning Acquiror or Target that such Shareholder desires to obtain; and

           (f) Such Shareholder understands that the Acquiror Common Stock to be received by such Shareholder in connection with the Reorganization Agreement shall bear a legend in substantially the following form:

THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT"). SUCH SHARES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR SUCH OFFER, SALE, TRANSFER, PLEDGE OR HYPOTHECATION IS EXEMPT FROM REGISTRATION OR IS OTHERWISE IN COMPLIANCE WITH THE SECURITIES ACT AND SUCH LAWS.

2.    COVENANTS  AND  AGREEMENTS OF THE  SHAREHOLDERS.  Each of the
      -----------------------------------------------
Shareholders, severally and not jointly, covenants and agrees as follows:

     2.1 No Inconsistent Action; Voting Agreement. Each Shareholder shall not take any action that is inconsistent with such Shareholder's obligations under this Agreement, and such Shareholder agrees to vote or shall have voted all Target Common Stock owned by such Shareholder in favor of the approval of the Reorganization Agreement and the transactions contemplated thereby and, accordingly, shall not seek nor be entitled to any dissenter's or appraisal rights in connection with the Reorganization Agreement and the transactions contemplated thereby.

     2.2 Confidentiality. Each Shareholder agrees to keep confidential all information obtained by such Shareholder with respect to Target and Acquiror in connection with this Agreement and the Reorganization Agreement (including the existence and terms of the transactions contemplated by the Reorganization Agreement) and shall use such information solely in connection with the transactions contemplated hereby. Notwithstanding the foregoing, such Shareholder shall not be required to keep confidential information that (a) is known or available through other lawful sources not bound by a confidentiality agreement with the disclosing party, (b) is or becomes publicly known through no fault of the receiving party or its agents, (c) is required to be disclosed pursuant to an order or request of a judicial authority or governmental entity (provided the disclosing party is given reasonable prior notice) or (d) is developed by the receiving party independently of the disclosure by the disclosing party.

      2.3 Acquisition Proposals. Unless and until the Reorganization Agreement shall be terminated in accordance with its terms, each Shareholder shall not, nor shall such Shareholder authorize or permit any representative or agent to, directly or indirectly, solicit, initiate or encourage submission of (including by way of furnishing information) any proposal or offer from any person which constitutes, or may reasonable be expected to lead to, any Acquisition Proposal (as defined herein), entertain any discussions or negotiations with respect to an Acquisition Proposal, or enter into any agreement or commitment providing for or relating to an Acquisition Proposal. With respect to Acquisition Proposals received by a Shareholder after the date of this Agreement, such Shareholder shall promptly notify Target and Acquiror upon receipt of any Acquisition Proposal or any request for information relating to Acquiror in connection with an Acquisition Proposal or for access to the directors, personnel, assets, books or records of Acquiror. For purposes of this Agreement, "Acquisition Proposal" means any offer or proposal for, or any indication of interest in, a merger, consolidation or other business combination involving Target, the acquisition of a majority of the equity securities of Target, or the acquisition of all or a substantial portion of the assets of Target, excluding the transactions contemplated by the Reorganization Agreement.

      2.4 Indemnification by Shareholders. Each Shareholder individually agrees to indemnify and hold Acquiror and Target harmless from and against any and all liabilities, damages, losses, claims, demands, costs or expenses (including interest, penalties, reasonable attorneys' and accountants' fees and expenses) which Acquiror shall suffer or incur resulting from, relating to or arising out of (i) any inaccuracy in any representation or warranty by such Shareholder under this Agreement or (ii) the failure of such Shareholder to perform such Shareholder's obligations under this Agreement.

3. TERMINATION. This Agreement shall automatically terminate upon any termination of the Reorganization Agreement.

4.    MISCELLANEOUS.
      -------------

     4.1 Notices. All notices and other communications required or permitted hereunder must be in writing and shall be deemed to have been duly given when
(a) delivered by hand (with written confirmation of receipt), (b) when received by the addressee, if mailed by first class mail, postage prepaid, registered or certified with return receipt requested, or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service, in each case to the appropriate party at the addresses set forth below:

      If to Acquiror:

                     Flotek Industries
                     7030 Empire Central Drive
                     Houston, TX  77040
                     Facsimile: 713-466-8386
                     Attn:  Jerry Dumas

      If to Target:

                     Chemical & Equipment Specialties, Inc.
                     P. O. Box 1006
                     Duncan, OK  73533
                     Facsimile: 580-255-2673
                     Attn:  Glenn Penny

     If to any Shareholder, at the address of such Shareholder set forth in Exhibit "A" attached hereto.

or to such other address or addresses as any party may from time to time designate by notice to the other parties.

     4.2 Successors and Assigns. Except as otherwise expressly provided in this Agreement, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, transferees, executors and administrators of the parties hereto. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

     4.3 Entire Agreement. This Agreement constitutes the full and entire understanding and agreement of the parties with respect to the matters contemplated hereby and supersedes any other agreement, whether written or oral, that may have been made or entered into by any party relating to the matters contemplated hereby.

     4.4 Amendment. This Agreement, or any provision hereof, may be amended only in writing signed by Acquiror and by any Shareholder that is bound or affected by such Amendment.

     4.5 Waiver. Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other parties; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement.

     4.6 Governing Law. This Agreement, including without limitation, the interpretation, construction and validity hereof, shall be governed by the laws of the State of Oklahoma without regard to its conflict of laws principles.

     4.7 Severability. The parties agree that if one or more provisions contained in this Agreement shall be deemed or held to be invalid, illegal or unenforceable in any respect under any applicable law, this Agreement shall be construed with the invalid, illegal or unenforceable provision deleted, and the validity, legality and enforceability of the remaining provisions contained herein shall not be affected or impaired thereby.

     4.8. Execution in Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original copy of this Agreement and all of which together will be deemed to constitute one and the same document effective as to Acquiror and each Shareholder that has signed any such counterpart.

     4.9 Section Headings. The headings of sections in this Agreement are provided for convenience only and will not affect its construction or interpretation.

     4.10 Dispute Resolution. The parties intend that any disputes between Acquiror and the Shareholders concerning this Agreement shall be resolved by arbitration as provided in the Reorganization Agreement, and the provisions of
Section 13.14 of the Reorganization Agreement shall be controlling with regard to any such dispute in connection with this Agreement. However, to the extent arbitration shall be held by a court of competent jurisdiction to be unenforceable, the parties agree as set forth in Section 4.11 below.

     4.11 Jurisdiction and Venue. Subject to Section 4.10 above, each of the parties hereby consents to the bringing of any suit, action or proceeding with respect to this Agreement in (i) the Oklahoma state courts of competent jurisdiction in Oklahoma County, Oklahoma or in the United States District Court in which the City of Oklahoma City is located or (ii) the Texas state courts of competent jurisdiction in Harris County, Texas or in the United States District Court in which the City of Houston is located. ALL PARTIES HEREBY IRREVOCABLY WAIVE ANY OBJECTIONS WHICH THEY MAY NOW OR HEREAFTER HAVE TO THE PERSONAL JURISDICTION OR VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT BROUGHT IN ANY SUCH COURT AND HEREBY FURTHER IRREVOCABLY WAIVE ANY CLAIM THAT SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

     4.12 Legal Fees and Expenses. If a court of competent jurisdiction or arbitrator appointed pursuant to the provisions of this Agreement makes a finding or judgment that a party has breached this Agreement, then such breaching party agrees to pay the costs and expenses (including reasonable attorneys fees and expenses) incurred by any other party in successfully (i) enforcing any of the terms of the Agreement against such breaching party or (ii) proving that such breaching party breached any of the terms of this Agreement.

     4.13 Rights Under Reorganization Agreement. Target acknowledges and agrees that the Shareholders are third-party beneficiaries of the representations, warranties, covenants and agreements of Target under the Reorganization Agreement and any and all rights of Acquiror under the Reorganization Agreement.



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

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                          CHEMICAL & EQUIPMENT SPECIALTIES, INC.


                          By:     /s/ Glenn S. Penny
                                  ------------------------------
                          Title:   President and CEO
                                  ------------------------------



                          FLOTEK INDUSTRIES, INC.


                          By:     /s/ Jerry D. Dumas
                                  ------------------------------
                          Title:    Chairman, President and CEO
                                  ------------------------------


                          "SHAREHOLDERS"


                                  /s/ Fallis A. Beall
                                  ------------------------------
                                  Fallis A. Beall, an individual



                                  /s/ Robert S. Beall
                                  ------------------------------
                                  Robert S. Beall, an individual



                                  /s/ Karen Johnson Blanton
                                  ------------------------------
                                  Karen Johnson Blanton, an individual



                                  /s/ Victor Carrera
                                  ------------------------------
                                  Victor Carrera, an individual



                                  /s/ Michael Conway
                                  ------------------------------
                                  Michael Conway, an individual



                                  /s/ Steve L. Cobb
                                  ------------------------------
                                  Steve L. Cobb, an individual



                                  /s/ Dee Gillespie
                                  ------------------------------
                                  Dee Gillespie, an individual



                                  /s/ Michael Gillespie
                                  ------------------------------
                                  Michael Gillespie, an individual



                                  /s/ Ken Guest
                                  ------------------------------
                                  Ken Guest, an individual



                                  /s/ David Irwin
                                  ------------------------------
                                  David Irwin, an individual



                                  /s/ richard L. Johnston II
                                  ------------------------------
                                  Richard L. Johnson II, an individual



                                  /s/ Katherine c. Lowrey
                                  ------------------------------
                                  Katherine C. Lowrey, an individual



                                  /s/ Tom D. Morton
                                  ------------------------------
                                  Tom D. Morton, an individual



                                  /s/ Ephrain Munoz
                                  ------------------------------
                                  Ephrain Munoz, an individual



                                  /s/ Dan R. Neal
                                  ------------------------------
                                  Dan R. Neal, an individual



                                  /s/ Roger K. Padgham
                                  ------------------------------
                                  Roger K. Padgham, an individual



                                  /s/ Glenn S. Penny
                                  ------------------------------
                                  Glenn S. Penny, an individual

                                  /s/ John Todd Sanner
                                  ------------------------------
                                  John Todd Sanner, an individual



                                  /s/ Earl E. Schott
                                  ------------------------------
                                  Earl E. Schott, an individual



                                  /s/ David S. Wesson
                                  ------------------------------
                                  David S. Wesson, an individual



                                  /s/ Thomas L. Wiese
                                  ------------------------------
                                  Thomas L. Wiese, an individual